Exhibit 8.1

[LETTERHEAD OF MORRISON & FOERSTER LLP]

                    , 2004

Credence Systems Corporation

1421 California Circle

Milpitas, CA 95035

Ladies and Gentlemen:

We have acted as counsel to Credence Systems Corporation, a Delaware corporation (“Credence”), in connection with the preparation and execution of the Agreement and Plan of Reorganization (the “Agreement”), dated February 22, 2004, by and among Credence, Cataline Corporation, a Delaware corporation and a wholly-owned subsidiary of Credence (“Merger Sub”) and NPTest Holding Corporation, a Delaware corporation (“NPTest”). Pursuant to the Agreement, NPTest will merge with and into Merger Sub (the “Merger”).

The Merger is described in the Registration Statement of Credence on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes the joint proxy statement and prospectus of Credence and NPTest the “Proxy Statement/Prospectus”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Registration Statement.

In that connection, we have reviewed the Agreement, the Registration Statement and such other materials as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the Agreement, without waiver or modification of the material terms and conditions thereof; (ii) the truth and accuracy, on the date of the Agreement, on the date hereof, and as of the Effective Time of the Merger, of the representations and warranties made by Credence, Merger Sub and NPTest in the Agreement and pursuant to their respective letters delivered and to be delivered to us pursuant to Section 6.3(e) of the Agreement; and (iii) that any representation in the Agreement or in such letters made “to the knowledge” or similarly qualified is correct without such qualification.

Subject to the foregoing, we are of the opinion that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that Credence, NPTest and Cataline Corporation will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Code.

Moreover, subject to the limitations, assumptions and qualifications set forth herein and in the discussion contained in the Proxy Statement/Prospectus under the heading “The Merger – Material United States Federal Income Tax Consequences,” to the extent that such discussion relates to matters of United States federal income tax law applicable to Credence and the Credence shareholders, it constitutes our opinion to you as to the material United States federal income tax consequences of the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

This opinion is being furnished in connection with the Registration Statement. We hereby consent to the use of our name under the headings “The Merger – Material United States Federal Income Tax Consequences” and “Legal Matters” in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,